Exhibit 23.2

            Consent of Independent Registered Public Accounting Firm



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Dtomi, Inc. of our report dated March 17, 2005 on the financial statements of Dtomi, Inc. (a development stage company) as of December 31, 2004 and for the years ended December 31, 2004 and 2003 and from April 1, 2003 (inception of development stage) to December 31, 2004.


/s/ Salberg & Company, P.A.


SALBERG & COMPANY, P.A.
Boca Raton, Florida
August 9, 2005



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